Exhibit 10.12

ASSIGNMENT OF COLLATERAL AGREEMENTS

AND OTHER LOAN DOCUMENTS

(Park & Kingston Apartments)

Pursuant to that certain Multifamily Loan and Security Agreement dated as of the date hereof, executed by and between BR PARK & KINGSTON CHARLOTTE, LLC, a Delaware limited liability company (“Borrower”) and CBRE MULTIFAMILY CAPITAL, INC., a Delaware corporation (“Lender”) (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), Lender has agreed to make a loan to Borrower in the original principal amount of Fifteen Million Two Hundred Fifty Thousand and 00/100 Dollars ($15,250,000.00) (the “Mortgage Loan”), as evidenced by that certain Multifamily Note dated as of the date hereof, executed by Borrower and made payable to Lender in the amount of the Mortgage Loan.

Lender hereby assigns to Fannie Mae, a corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. Section 1716 et seq. and duly organized and existing under the laws of the United States (“Fannie Mae”) all right, title and interest of Lender in the Loan Documents, including but not limited to the Loan Documents listed on Exhibit A hereto, executed in connection with the Mortgage Loan.

This Assignment is given in connection with, and in consideration of, Fannie Mae’s purchase of the Mortgage Loan made by Lender to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged.

Capitalized terms used and not specifically defined herein shall have the meanings given to such terms in the Loan Agreement.

[Remainder of Page Intentionally Blank]

Assignment of Collateral Agreements and Other Loan Documents	Form 6402	Page 1

Fannie Mae	01-11	© 2011 Fannie Mae

(Park & Kingston Apartments)

IN WITNESS WHEREOF, Lender has signed and delivered this Assignment under seal (where applicable) or has caused this Assignment to be signed and delivered under seal (where applicable) by its duly authorized representative as of the 16th day of March, 2015. Where applicable law so provides, Lender intends that this Assignment shall be deemed to be signed and delivered as a sealed instrument.

LENDER:

CBRE MULTIFAMILY CAPITAL, INC.,
a Delaware corporation

By:	/s/ Marion S. Green	(SEAL)
Name:	Marion S. Green
Title:	Vice President

Assignment of Collateral Agreements and Other Loan Documents	Form 6402	Page 2

Fannie Mae	01-11	© 2011 Fannie Mae

(Park & Kingston Apartments)

EXHIBIT A

TO

ASSIGNMENT OF COLLATERAL AGREEMENTS

AND OTHER LOAN DOCUMENTS

1.             Multifamily Loan and Security Agreement dated as of the 16th day of March, 2015, by and between Borrower and Lender.

2.             Assignment of Management Agreement dated as of the 16th day of March, 2015, by and among Borrower, Lender and BELL PARTNERS INC.

3.             Environmental Indemnity Agreement dated as of the 16th day of March, 2015, from Borrower to Lender.

4.             Any other documents executed in connection with the Mortgage Loan.

Assignment of Collateral Agreements and Other Loan Documents	Form 6402	Page 3

Fannie Mae	01-11	© 2011 Fannie Mae

(Park & Kingston Apartments)

SCHEDULE A

Debtor:	BR PARK & KINGSTON CHARLOTTE, LLC
C/O BLUEROCK REAL ESTATE, LLC
712 FIFTH AVENUE, 9TH FLOOR
NEW YORK, NEW YORK 10019

ASSIGNOR
SECURED PARTY:	CBRE MULTIFAMILY CAPITAL, INC.
2800 POST OAK BOULEVARD, SUITE 2100
HOUSTON, TEXAS 77056

ASSIGNEE
SECURED PARTY:	FANNIE MAE

This financing statement covers the following types (or items) of property (the “Collateral Property”):

1.	Improvements.

The buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the land described in Exhibit A attached hereto (the “Property”), including any future replacements, facilities, and additions and other construction on the Property (the “Improvements”);

2.	Goods.

All goods which are used now or in the future in connection with the ownership, management, or operation of the Property or the Improvements or are located on the Property or in the Improvements, including inventory; furniture; furnishings; machinery, equipment, engines, boilers, incinerators, and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring, and conduits used in connection with radio, television, security, fire prevention, or fire detection, or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers, and other appliances; light fixtures, awnings, storm windows, and storm doors; pictures, screens, blinds, shades, curtains, and curtain rods; mirrors, cabinets, paneling, rugs, and floor and wall coverings; fences, trees, and plants; swimming pools; exercise equipment; supplies; tools; books and records (whether in written or electronic form); websites, URLs, blogs, and social network pages; computer equipment (hardware and software); and other tangible personal property which is used now or in the future in connection with the ownership, management, or operation of the Property or the Improvements or are located on the Property or in the Improvements (the “Goods”);

Schedule A to UCC Financing Statement	Form 6421	Page 1

Fannie Mae	01-11	© 2011 Fannie Mae

(Park & Kingston Apartments)

3.	Fixtures.

All Goods that are so attached or affixed to the Property or the Improvements as to constitute a fixture (the “Fixtures”) under the laws of the jurisdiction in which the Property is located (the “Property Jurisdiction”);

4.	Personalty.

All Goods, accounts, choses of action, chattel paper, documents, general intangibles (including Software), payment intangibles, instruments, investment property, letter of credit rights, supporting obligations, computer information, source codes, object codes, records and data, all telephone numbers or listings, claims (including claims for indemnity or breach of warranty), deposit accounts and other property or assets of any kind or nature related to the Property or the Improvements now or in the future, including operating agreements, surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Property or the Improvements, and all other intangible property and rights relating to the operation of, or used in connection with, the Property or the Improvements, including all governmental permits relating to any activities on the Property (the “Personalty”);

5.	Other Rights.

All current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Property or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated (the “Other Rights”);

6.	Insurance Proceeds.

All insurance policies relating to the Property or the Collateral Property (and any unearned premiums) and all proceeds paid or to be paid by any insurer of the Property, the Improvements, the Fixtures, the Personalty, or any other part of the Collateral Property, whether or not Debtor obtained the insurance pursuant to Secured Party’s requirements (the “Insurance Proceeds”);

7.	Awards.

All awards, payments, and other compensation made or to be made by any municipal, state or federal authority with respect to the Property, the Improvements, the Fixtures, the Personalty, or any other part of the Property or the Collateral Property, including any awards or settlements resulting from (a) any action or proceeding, however characterized or named, relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Property or the Collateral Property, whether direct or indirect (a “Condemnation Action”), (b) any damage to the Property or the Collateral Property caused by governmental action that does not result in a Condemnation Action, or (c) the total or partial taking of the Property, the Improvements, the Fixtures, the Personalty, or any other part of the Property or the Collateral Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof (the “Awards”);

Schedule A to UCC Financing Statement	Form 6421	Page 2

Fannie Mae	01-11	© 2011 Fannie Mae

(Park & Kingston Apartments)

8.	Contracts.

All contracts, options, and other agreements for the sale of the Property, the Improvements, the Fixtures, the Personalty, or any other part of the Property or the Collateral Property entered into by Debtor now or in the future, including cash or securities deposited to secure performance by parties of their obligations (the “Contracts”);

9.	Rents.

All rents (whether from residential or non-residential space), revenues and other income of the Property or the Improvements, including subsidy payments received from any sources, including payments under any “Housing Assistance Payments Contract” or other rental subsidy agreement (if any), parking fees, laundry and vending machine income, and fees and charges for food, health care and other services provided at the Property or the Collateral Property, whether now due, past due, or to become due, and tenant security deposits (the “Rents”);

10.	Leases.

All present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Property or the Collateral Property, or any portion of the Property or the Collateral Property (including proprietary leases or occupancy agreements if Debtor is a cooperative housing corporation), and all modifications, extensions, or renewals thereof (the “Leases”) and all Lease guaranties, letters of credit and any other supporting obligation for any of the Leases given in connection with any of the Leases;

11.	Other.

All earnings, royalties, accounts receivable, issues, and profits from the Property, the Improvements, the Fixtures, the Personalty, or any other part of the Property or the Collateral Property, and all undisbursed proceeds of the loan secured by the Mortgage, Deed of Trust, or Deed to Secure Debt upon the Property and Improvements (the “Security Instrument”) and, if Debtor is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents;

Schedule A to UCC Financing Statement	Form 6421	Page 3

Fannie Mae	01-11	© 2011 Fannie Mae

(Park & Kingston Apartments)

12.	Imposition Deposits.

Deposits held by the Secured Party (the “Imposition Deposits”) to pay when due (a) any water and sewer charges which, if not paid, may result in a lien on all or any part of the Property or the Collateral Property, (b) the premiums for fire and other casualty insurance, liability insurance, rent loss insurance, and such other insurance as Secured Party may require, (c) taxes, assessments, vault rentals, and other charges, if any, general, special, or otherwise, including assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien on the Property, the Collateral Property or the Improvements or any taxes upon any of the documents evidencing or security the loan secured by the Security Instrument, and (d) amounts for other charges and expenses which Secured Party at any time reasonably deems necessary to protect the Property or the Collateral Property, to prevent the imposition of liens on the Property or the Collateral Property, or otherwise to protect Secured Party’s interests, all as reasonably determined from time to time by Secured Party (the “Impositions”);

13.	Refunds or Rebates.

All refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which the Security Instrument is dated);

14.	Tenant Security Deposits.

All tenant security deposits;

15.	Names.

All names under or by which the Property or any of the above Collateral Property may be operated or known, and all trademarks, trade names, and goodwill relating to the Property or any of the Collateral Property;

16.	Collateral Accounts and Collateral Account Funds.

Any and all funds on deposit in any account designated as a “Collateral Account” by Secured Party pursuant to any separate agreement between Debtor and Secured Party which provides for the establishment of any fund, reserve or account;

17.	Other Proceeds.

Any and all products, and all cash and non-cash proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds (the “Other Proceeds”); and

18.	Mineral Rights.

All of Borrower’s right, title and interest in the oil, gas, minerals, mineral interests, royalties, overriding royalties, production payments, net profit interests and other interests and estates in, under and on the Mortgaged Property and other oil, gas and mineral interests with which any of the foregoing interests or estates are pooled or unitized.

All terms used and not specifically defined herein, but which are otherwise defined by the Uniform Commercial Code in force in the Property Jurisdiction (the “UCC”), shall have the meanings assigned to them by the UCC.

Schedule A to UCC Financing Statement	Form 6421	Page 4

Fannie Mae	01-11	© 2011 Fannie Mae

(Park & Kingston Apartments)

  [Remainder of Page Intentionally Blank]

Schedule A to UCC Financing Statement	Form 6421	Page 5

Fannie Mae	01-11	© 2011 Fannie Mae

(Park & Kingston Apartments)

EXHIBIT A

TO

UCC SCHEDULE A

DESCRIPTION OF THE PROPERTY

Schedule A to UCC Financing Statement	Form 6421	Page 6

Fannie Mae	01-11	© 2011 Fannie Mae

(Park & Kingston Apartments)

SIGNATURE PAGE TO IRS FORM W-9 (Rev. August 2013)

BR PARK & KINGSTON CHARLOTTE, LLC,
a Delaware limited liability company

By:	23Hundred, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Jordan Ruddy	(SEAL)
	Name:	Jordan Ruddy
	Title:	Authorized Signatory

Employer Identification No.: 47-2752860

Schedule A to UCC Financing Statement	Form 6421	Page 7

Fannie Mae	01-11	© 2011 Fannie Mae

(Park & Kingston Apartments)